The Royal Bank of Scotland plc, Registered in Scotland No 83026. Registered Office: 36 St Andrew Square, Edinburgh EH2 2YB. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Exhibit 4.3.3 DEED OF AMENDMENT THIS DEED is made on 23rd of December, 2022 BETWEEN:- (1) THE ROYAL BANK OF SCOTLAND PLC (the "Agent"); (2) SYTNER GROUP LIMITED (the "Company"); (3) THE COMPANIES listed in Part 1 (The Borrowers) of Schedule 1 (The Parties) as borrowers (the “Borrowers”); (4) THE COMPANIES listed in Part 2 (The Guarantors) of Schedule 1 (The Parties) as guarantors (the “Guarantors”); and (5) PAG INTERNATIONAL LIMITED (the “Parent”) WHEREAS:- (A) The parties to this Deed of Amendment (the "Parties") are party to a £150,000,000 revolving facility agreement dated 16 December 2011, as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018, and as amended, restated, varied, supplemented, extended, modified or replaced from time to time (the "Agreement") (B) The Parties have agreed to enter into this Deed of Amendment for the purposes of amending the Agreement such that, amongst other changes, it will be linked to SONIA rather than LIBOR (each as defined below). IT IS AGREED as follows:- 1. INTRODUCTION 1.1 Unless otherwise defined in this Deed of Amendment, words and expressions used in the Agreement shall bear the same meanings in this Deed of Amendment. 1.2 Any principles of construction set out in the Agreement shall have effect as if set out in full in this Deed of Amendment. 2. DESIGNATION This Deed of Amendment is a Finance Document, if that term is defined in the Agreement. 3. DEFINED TERMS 3.1 "Agreement" has the meaning given to that term in the Recitals to this Deed of Amendment. 3.2 "Amendments" means the amendments to the Agreement as set out in Clause 5 below. 3.3 "Amendment Effective Date" means: (a) if you do not have any loans which have been drawn or are outstanding, the Cessation Date (the "Effective Date"); or (b) if you do have any loans which have been drawn and are already outstanding on the Effective Date ("Outstanding Loans"), then as regards the terms applicable to those Outstanding Loans, the date falling immediately after the end of the Interest Period in which the Cessation Date occurs. 3.4 "Interest Period" has the meaning given to the term "Interest Period", "Fixture", or any other period by reference to which the interest payable for a period is calculated, in each case as defined or specified in the Agreement.

4. CONSTRUCTION 4.1 The provisions of the Agreement, any other Finance Documents and other documents ancillary or related to the Agreement and/or the Finance Documents or any of them shall, save as amended by the terms of this Deed of Amendment, continue in full force and effect. 4.2 After the Amendment Effective Date, this Deed of Amendment shall be read and construed as one with the Agreement so that all references in the Agreement to "this Agreement", "hereunder", "herein" and similar expressions shall be references to the Agreement as amended or varied by this Deed of Amendment. 4.3 If the Amendments conflict with any terms of the Agreement the Amendments shall prevail. 4.4 The Parties agree that the Amendments shall take effect notwithstanding any conditions in the Agreement that would otherwise apply to the making of such Amendments including, without limitation, a requirement for a notice period to have elapsed, or a consultation requirement. 5. AMENDMENTS TO THE AGREEMENT The following Amendments are made to the Agreement and will take effect from and including the Amendment Effective Date: - 5.1 Replacement of LIBOR 5.1.1 The calculation of interest under the Agreement by reference to, or as derived from, a LIBOR Reference is amended so that interest is instead calculated by reference to, and using the methodology set out for, the Sterling Relevant Reference Rate (as defined in Clause 6 below). 5.1.2 For the purposes of this Clause 5.1, "LIBOR Reference" means: (a) LIBOR; (b) the London interbank offered rate (whether or not administered by ICE Benchmark Administration Limited (“ICE BA”) or any predecessor (whether direct or indirect) of ICE BA); (c) the London interbank market; (d) any interbank offered rate; (e) the rate at which Sterling deposits of comparable amount to principal amount of the loan made by the Lenders to the Borrowers and for the relevant Interest Period are offered by or to the Lenders; (f) the rate at which a financial institution or financial institutions lend to or, borrow from, or quote to lend to or borrow from, other financial institutions; (g) the Agent's or Lenders' fixing or other determination of the London interbank offered rate, or any wording of similar effect however expressed or defined, and "LIBOR Rate" shall mean the rate of, or derived from, that LIBOR Reference. 5.1.3 The application (whether pursuant to an express or an implied term of the Agreement) of any zero floor, or other floor, to a LIBOR Reference, or to the aggregate of a LIBOR Reference and the applicable margin, shall continue to apply in the Agreement (as amended by this Deed of Amendment) with any LIBOR Reference in such context being a reference to the aggregate of the Daily Rate and the applicable Cessation Sterling Adjustment Spread (each as defined in Clause 6 below). 5.2 Interest Periods A Borrower may only select Interest Periods of one week, or one, three or six months or any other period acceptable to the Agent (acting reasonably upon the instructions of the Lenders) and any provisions providing that a Borrower may select Interest Periods of other periods of time are deleted.

5.3 Voluntary prepayments 5.3.1 In addition to any rights of a Borrower to prepay all or part of the loan on the last day of an Interest Period in the Agreement, a Borrower may prepay all or part of a loan other than on the last day of an Interest Period no more than four times in any 12 month period. 5.3.2 The prepayment rights set out in this Clause 5.3 are subject to and are without prejudice to, any minimum prepayment amounts, or any prepayment or administrative fees/charges set out in the Agreement, and any amounts prepaid shall be made together with accrued interest on the amount prepaid and any other amounts payable to the Agent under the Agreement. 5.3.3 The prepayment rights set out in this Clause 5.3 are subject to, and are without prejudice to, any terms in the Agreement setting out how repayment and prepayments must be applied. 5.3.4 Any references in the Agreement to clauses relating to prepayment rights shall include a reference to this Clause 5.3 as the context requires. 5.4 Break costs and early repayment charges 5.4.1 To the extent that the Agreement contains such provisions, provisions relating to the payment and calculation of break costs or early repayment or prepayment charges (if any, and however the concept of break costs or early repayment or prepayment charges are defined), which apply where a Borrower makes a repayment or prepayment, or the Agent makes a recovery, other than on the last day of an Interest Period, or does not make a repayment when due and payable under the Agreement, or a Borrower does not make a borrowing in the amount agreed on the relevant date, are deleted. 5.4.2 Clause 5.4.1 is subject to, and without prejudice to any term in the Agreement providing for the payment of prepayment fees or administrative charges by a Borrower including any fees or charges calculated as a percentage of the amount repaid or prepaid. 5.5 Fallback provisions and cost of funds To the extent that the Agreement contains such provisions, provisions setting out how interest is calculated should the LIBOR Rate cease to be available, or cease to be available for the term of the relevant Interest Period, or that adequate and fair means do not exist to ascertain the LIBOR Rate, or that the fallback interest reference rate should be to the Lenders' cost of funds (or similar term) however defined or expressed, are deleted and the fallback interest reference rate (if applicable) shall instead be as provided for in the definition of "Daily Rate" (as set out in Clause 6 below). The Agent will notify you in writing if SONIA ceases to be available and tell you which rate the Lenders are using as an alternative. 5.6 Market disruption To the extent that the Agreement provides for how interest should be calculated should the funding cost of the loan exceed the applicable LIBOR Rate for a loan, however defined or expressed, such provisions are replaced with the following: "If the Agent advises a Borrower that a Lender's funding cost of the loan is higher than the Sterling Relevant Reference Rate, then the Sterling Relevant Reference Rate is the rate calculated by that Lender to reflect the funding cost of the loan as calculated by that Lender.". 5.7 Determination of interest rates and amounts due It is only possible to confirm the SONIA rate at the end of each Interest Period or, where applicable, the end of any other period for which the SONIA rate is to be calculated. As a result, to the extent that the Agreement contains such provisions, provisions which refer to the interest rate (however defined or expressed) applicable to amounts payable under the Agreement being determined or fixed, or being updated or changing, at the beginning of an Interest Period, and being fixed during the term of an Interest Period, or protecting a Borrower against an increase in interest rates during an Interest Period, are deleted.

5.8 Notification of Interest Rate To the extent that the Agreement contains such provisions, provisions setting out that the Agent shall notify the Borrowers of the rate of interest applicable to a loan at the start of an Interest Period, (if any) shall be amended so that such notice shall be given four London Banking Days prior to the end of the relevant Interest Period. 5.9 Instalments To the extent that the Agreement contains such provisions, provisions setting out that instalments due under the Agreement may change or be updated or otherwise amended at the start of an Interest Period shall be amended so that, in those provisions, references to the start of an Interest Period shall be construed to refer to instalments changing, being updated, or otherwise being amended, at the end of an Interest Period. 6. NEW DEFINITIONS The following definitions shall be included and shall replace any definitions in the Agreement of the same term which are (immediately prior to the Amendment Effective Date) set out in the Agreement: Amendment Effective Date: Has the meaning given to it in Clause 3.3 of this Deed of Amendment. Cessation Date: The earlier of: (a) the date on which LIBOR for Sterling ceases to be available; or (b) the date specified in any announcement or publication by the supervisor of the administrator of LIBOR for Sterling as the date on which LIBOR for Sterling will cease to be representative of the underlying market for Sterling or the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor) (with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre- cessation announcement or publication). Cessation Sterling Adjustment Spread: In relation to Interest Periods of one, three, six or twelve months, a percentage rate per annum set out below (calculated as the median difference between LIBOR for the relevant Interest Period and SONIA over a five-year period ending on 5 March 2021). Interest Period Cessation Sterling Adjustment Spread (%) 1 week 0.0168 1 month 0.0326 3 months 0.1193 6 months 0.2766 12 months 0.4644 LIBOR: The London interbank offered rate administered by ICE BA (or any other administrator of that rate) for Sterling for the relevant Interest Period displayed on the relevant Thomson Reuters screen (or any replacement service) as of 11.00 a.m. London time, on the first day of that Interest Period (in each case, before any correction, recalculation or republication by the administrator/sponsor). London Banking Day: A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Observation Period: The period from and including the date falling five London Banking Days prior to the first day of the relevant Interest Period and ending on but excluding the date falling five London Banking Days prior to the last day of that Interest Period. SONIA: The Sterling overnight index average. Sterling Central Bank Rate: The BoE's Base Rate as published by the BoE from time to time, and shall include any successor rate to, or replacement rate for, that rate. Sterling Fallback Compounded Rate: For any London Banking Day during an Interest Period of a Loan, the percentage rate per annum (without rounding, to the extent reasonably practicable to the Agent) is calculated as follows: (𝑈𝐶𝐶𝐷𝑅𝑖 − 𝑈𝐶𝐶𝐷𝑅𝑖−1) × 365 𝑛𝑖 where: "UCCDRi" is the Unannualised Cumulative Compounded Daily Rate for that London Banking Day "UCCDRi-1" is, in relation to the London Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding London Banking Day (if any) during that Interest Period. "ni" is the number of calendar days from, and including, that London Banking Day "i" up to, but excluding, the following London Banking Day. "Unannualised Cumulative Compounded Daily Rate" for any London Banking Day (the "Cumulated London Banking Day") during that Interest Period is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Agent) calculated as set out below: 𝐴𝐶𝐶𝐷𝑅 × 𝑡𝑛𝑖 365 where: "ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated London Banking Day "tni" is the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the London Banking Day which immediately follows the last day of the Cumulation Period "Cumulation Period" is the period from, and including, the first London Banking Day of that Interest Period to, and including, the Cumulated London Banking Day "Annualised Cumulative Compounded Daily Rate" for that Cumulated London Banking Day is the percentage rate per annum (rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) calculated as set out below: 1 + 𝐷𝑎𝑖𝑙𝑦 𝑅𝑎𝑡𝑒𝑖−𝐵𝐷 × 𝑛𝑖 365 − 1 𝑑0 𝑖=1 × 365 𝑡𝑛𝑖 where "d0" is the number of London Banking Days in that Interest Period; "tni" has the meaning given to that term above;

"Cumulation Period" has the meaning given to that term above; "i" is a series of whole numbers from 1 to d0, each representing a London Banking Day in chronological order in the Cumulation Period; "Daily Ratei-BD" means in relation to any London Banking Day falling in that Cumulation Period, the Daily Rate for the day which is five London Banking Days prior to that London Banking Day; and "Daily Rate" means: (a) the Sterling Fallback Screen Rate; (b) if the Sterling Fallback Screen Rate is not available, the Sterling Central Bank Rate prevailing at close of business on the relevant London Banking Day plus the mean of the spread of the Sterling Fallback Screen Rate to the Sterling Central Bank Rate over the previous five days on which a Sterling Fallback Screen Rate has been published, excluding the highest spread (or if there is more than one highest spread, only one of those highest spreads) and lowest spread (or, if there is more than one lowest spread, only one of those lowest spreads) to the Sterling Central Bank Rate; or (c) if that rate is not available, the last publicly available Sterling Central Bank Rate prior to the relevant London Banking Day plus the mean of the spread of the Sterling Fallback Screen Rate to the Sterling Central Bank Rate over the previous five days on which a Sterling Fallback Screen Rate has been published, excluding the highest spread (or if there is more than one highest spread, only one of those highest spreads) and lowest spread (or if there is more than one lowest spread, only one of those lowest spreads) to the Sterling Central Bank Rate. Notwithstanding the paragraphs above, if the BoE publishes guidance as to (i) how the Daily Rate is to be determined, or (ii) any rate that is to replace the Daily Rate, the Agent shall, to the extent that it is reasonably practicable, follow such guidance in order to determine the Daily Rate for the purpose of this Agreement so long as the Daily Rate is not available or has not been published by the authorised distributors. To the extent that any amendments or modifications to the terms of this Agreement are required in order for the Agent to follow such guidance in order to determine the rate of interest on a loan, the Agent and the Company shall enter into negotiations in good faith (for a period of not more than thirty days) with a view to agreeing such amendments. Sterling Fallback Screen Rate: The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate. Sterling Primary Screen Rate: Any publicly available rate specified by the Agent (before any correction, recalculation or republication by its administrator following its initial publication) which: (a) is constituted primarily by the daily compounding of SONIA over a period and uses a compounding methodology which is the same as that specified in this Agreement for the calculation of the Sterling Fallback Compounded Rate (including, for the avoidance of doubt, as to any floors applicable to any rate);

(b) is produced by an administrator; and (c) is made available no later than the last day of the Observation Period to which it relates. Sterling Relevant Reference Rate: Either: (a) the Sterling Primary Screen Rate for the Interest Period; or (b) if there is no Sterling Primary Screen Rate, or if no Sterling Primary Screen Rate is available for the Interest Period, the Sterling Fallback Compounded Rate, plus (in either case) the Cessation Sterling Adjustment Spread. If any day during an Interest Period for a Loan is not a London Banking Day, the Sterling Relevant Reference Rate for that day will be the rate applicable to the immediately preceding London Banking Day. 7. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 A person who is not a party to this Deed of Amendment shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Deed of Amendment. 8. MISCELLANEOUS PROVISIONS 8.1 This Deed of Amendment (whether signed electronically or in 'wet ink') may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed of Amendment. 8.2 This Deed of Amendment and any non-contractual obligations arising out of or in connection with it and the agreement constituted by it shall be governed by and construed in accordance with the governing law and jurisdiction provisions applicable to the Agreement. By executing this Deed of Amendment each Party agrees that such execution is intended to and should be deemed to take place, in the same jurisdiction as the governing law that governs the Agreement. 8.3 This Deed of Amendment supersedes any prior amendment letter or other agreement relating to the transition from LIBOR to SONIA in respect of the Agreement. 9. GUARANTOR CONSENT AND ACKNOWLEDGEMENT 9.1 By executing this Deed of Amendment any guarantor acknowledges receipt of a copy of this Deed of Amendment and consents to the changes outlined herein. 9.2 Any guarantor acknowledges and agrees that: 9.2.1 any guarantees and/or security which were granted by any guarantor in respect of the Agreement, guarantees and secures all the Borrowers’ liabilities to the Lenders (present, future, actual or contingent) including all monies arising under the Agreement; 9.2.2 any guarantees and/or security which were granted by any guarantor in respect of the Agreement are and will remain as a continuing security; and 9.2.3 where any guarantor has provided a guarantee with another guarantor, their liability to the Lenders will be joint and several under such guarantee. 10. POWERS AND AUTHORITY By signing this Deed of Amendment, each Party (other than the Agent) confirms that it has the power to enter into and perform and where applicable, has taken all necessary action to authorise the entry into, performance and delivery of, this Deed of Amendment and the transactions contemplated by this Deed of Amendment. IN WITNESS whereof this Deed of Amendment has been duly executed as a deed and has been delivered on the date set out at the beginning of this Deed of Amendment.

SCHEDULE 1 The Parties Part 1 The Borrowers Name of Borrower Registration number (or equivalent, if any) Original Jurisdiction Sytner Group Limited 2883766 England and Wales Car Shops Limited 05331512 England and Wales Part 2 The Guarantors Name of Guarantor Registration number (or equivalent, if any) Original Jurisdiction PAG International Limited 4334322 England and Wales Sytner Group Limited 2883766 England and Wales Sytner Cars Limited 2832086 England and Wales Sytner Limited 813696 England and Wales Sytner Holdings Limited 2681878 England and Wales Goodman Retail Limited 3097514 England and Wales R Stratton & Co Limited 2696872 England and Wales Cruickshank Motors Limited 1837492 England and Wales Graypaul Motors Limited 3079284 England and Wales Sytner Automotive Limited 1979805 England and Wales Ryland Group Limited 4813103 England and Wales Rydnal Limited 4814756 England and Wales Ryland Investments Limited 491856 England and Wales Edmond & Milburn Limited 3008457 England and Wales Sytner Vehicles Limited 7089922 England and Wales Sytner Properties Limited 3611990 England and Wales

Maranello Holdings Limited	2001186	England and Wales
Maranello Concessionaires Limited	655104	England and Wales
Goodman TPS Limited	6821483	England and Wales
Guy Salmon Limited	3574418	England and Wales
Car Shops Limited	05331512	England and Wales
The Car People Limited	03743283	England and Wales
Agnew Retail Limited	NI610593	Northern Ireland
Isaac Agnew (Holdings) Limited	NI000668	Northern Ireland
Trade Parts Specialist (N.I.) Limited	NI064523	Northern Ireland
I A P C B Limited	NI020068	Northern Ireland
Agnew Commercials Limited	NI013173	Northern Ireland
Stanley Motor Works (1932) Limited	NI000727	Northern Ireland
Agnew Corporate Ltd	NI011916	Northern Ireland
Isaac Agnew Limited	NI010842	Northern Ireland
Agnew Autoexchange Limited	NI012734	Northern Ireland
Bavarian Garages (N.I.) Limited	NI013932	Northern Ireland

SIGNATURE PAGES THE AGENT EXECUTED (but not delivered until the date of this Deed) AS A DEED by THE ROYAL BANK OF SCOTLAND PLC acting by Neil Taylor Full Name (Authorised Signatory) /s/ Neil Taylor Signature of Authorised Signatory in the presence of: Elley Louise Hamer Full Name (Witness) 9 Copes Drive Tamworth Staffs B79 8HH Address /s/ Elley Louise Hamer Signature of Witness THE COMPANY EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER GROUP LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 NG9 7FH Judson Avenue ……………………………………………… Address /s/ Joy White Signature of Witness

THE BORROWERS EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER GROUP LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by CAR SHOPS LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness

THE GUARANTORS EXECUTED (but not delivered until the date of this Deed) AS A DEED by PAG INTERNATIONAL LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER GROUP LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER CARS LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue /s/ Joy White Signature of Witness

NG9 7FH ……………………………………………… Address EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER HOLDINGS LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by GOODMAN RETAIL LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… /s/ Joy White
Address Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by R STRATTON & CO LIMITED acting by

Adam Collinson /s/ Adam Collinson
Full Name (Director/Attorney) Signature of Director/Attorney

in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… /s/ Joy White
Address Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by CRUICKSHANK MOTORS LIMITED acting by

Adam Collinson /s/ Adam Collinson
Full Name (Director/Attorney) Signature of Director/Attorney

in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… /s/ Joy White
Address Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by GRAYPAUL MOTORS LIMITED acting by

Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER AUTOMOTIVE LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by RYLAND GROUP LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by RYDNAL LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by RYLAND INVESTMENTS LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by EDMOND & MILBURN LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue /s/ Joy White Signature of Witness

NG9 7FH ……………………………………………… Address EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER VEHICLES LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by SYTNER PROPERTIES LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by MARANELLO HOLDINGS LIMITED Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… /s/ Joy White
Address Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by MARANELLO CONCESSIONAIRES LIMITED acting by

Adam Collinson /s/ Adam Collinson
Full Name (Director/Attorney) Signature of Director/Attorney

in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… /s/ Joy White
Address Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by GOODMAN TPS LIMITED acting by

Adam Collinson /s/ Adam Collinson
Full Name (Director/Attorney) Signature of Director/Attorney

in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… /s/ Joy White
Address Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by GUY SALMON LIMITED acting by

Adam Collinson | /s/ Adam Collinson
Full Name (Director/Attorney) | Signature of Director/Attorney

in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… | /s/ Joy White
Address | Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by CAR SHOPS LIMITED acting by

Adam Collinson | /s/ Adam Collinson
Full Name (Director/Attorney) | Signature of Director/Attorney

in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… | /s/ Joy White
Address | Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by THE CAR PEOPLE LIMITED acting by

Adam Collinson | /s/ Adam Collinson
Full Name (Director/Attorney) | Signature of Director/Attorney

in the presence of:

Joy White
Full Name (Witness)

16 Judson Avenue

NG9 7FH

……………………………………………… | /s/ Joy White
Address | Signature of Witness

EXECUTED (but not delivered until the date of this Deed) AS A DEED by AGNEW RETAIL LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by ISAAC AGNEW (HOLDINGS) LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by TRADE PARTS SPECIALIST (N.I.) LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue /s/ Joy White Signature of Witness

NG9 7FH ……………………………………………… Address EXECUTED (but not delivered until the date of this Deed) AS A DEED by I A P C B LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by AGNEW COMMERCIALS LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by STANLEY MOTOR WORKS (1932) LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney

in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by AGNEW CORPORATE LTD acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by ISAAC AGNEW LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by AGNEW AUTOEXCHANGE LIMITED acting by

Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness EXECUTED (but not delivered until the date of this Deed) AS A DEED by BAVARIAN GARAGES (N.I.) LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness

THE PARENT EXECUTED (but not delivered until the date of this Deed) AS A DEED by PAG INTERNATIONAL LIMITED acting by Adam Collinson Full Name (Director/Attorney) /s/ Adam Collinson Signature of Director/Attorney in the presence of: Joy White Full Name (Witness) 16 Judson Avenue NG9 7FH ……………………………………………… Address /s/ Joy White Signature of Witness